Exhibit 8

ELLOMAY CAPITAL LTD.

List of Subsidiaries as of December 31, 2021

Name of Subsidiary	Percentage of Ownership	Jurisdiction of Incorporation
Ellomay Clean Energy Ltd.	100%	Israel
Ellomay Clean Energy LP	100%	Israel
Ellomay Luxembourg Holdings S.àr.l.	100%	Luxembourg
Ellomay Spain S.L.	100%[1]	Spain
Rodríguez I Parque Solar, S.L	100%[1]	Spain
Rodríguez II Parque Solar, S.L.	100%[1]	Spain
Seguisolar S.L.	100%[1]	Spain
Talasol Solar S.L.U.	51%[1]	Spain
Ellomay Solar S.L.	100%[1]	Spain
Ellomay Solar Spain Two S.L.	100%[1]	Spain
Ellomay Solar Spain Three S.L.	100%[1]	Spain
Ellomay Holdings Talmei Yosef Ltd.	100%	Israel
Ellomay Sun Team Ltd.	100%[2]	Israel
Ellomay Talmei Yosef Ltd.	100%[3]	Israel
Ellomay Water Plants Holdings (2014) Ltd.	100%	Israel
Ellomay Manara (2014) Ltd.	100%[4]	Israel
Ellomay Pumped Storage (2014) Ltd.	83.33%[4]	Israel
Chashgal Elyon Ltd.	75%[5]	Israel
Pumped Storage Electra LP	75%[5]	Israel
Groen Gas Goor B.V.	100%[1]	The Netherlands
Groen Gas Oude-Tonge B.V.	100%[1]	The Netherlands
Groen Gas Oude Tonge Holdings B.V.	100%[6]	The Netherlands
Groen Gas Gelderland B.V.	100%[1]	The Netherlands
Ellomay Development Italy S.r.l	100%[1]	Italy

Ellomay Solar Italy One S.r.l	100%[1]	Italy
Ellomay Solar Italy Two S.r.l	100%[1]	Italy
Ellomay Solar Italy Three S.r.l	100%[1]	Italy
Ellomay Solar Italy Four S.r.l	100%[1]	Italy
Ellomay Solar Italy Five S.r.l	100%[1]	Italy
Ellomay Solar Italy Six S.r.l	100%[1]	Italy
Ellomay Solar Italy Seven S.r.l	100%[1]	Italy
Ellomay Solar Italy Eight S.r.l	100%[1]	Italy
Ellomay Solar Italy Nine S.r.l	100%[1]	Italy
Ellomay Solar Italy Ten S.r.l	100%[1]	Italy
Ellomay Solar Italy Eleven S.r.l	100%[1]	Italy
Ellomay Solar Italy Twelve S.r.l	100%[1]	Italy
Ellomay Solar Italy Thirteen S.r.l	100%[1]	Italy
Ellomay Solar Italy Fourteen S.r.l	100%[1]	Italy
Ellomay Solar Italy Fifteen S.r.l	100%[1]	Italy
Ellomay Solar Italy Sixteen S.r.l	100%[1]	Italy
Ellomay Solar Italy Seventeen S.r.l	100%[1]	Italy
Ellomay Solar Italy Eighteen S.r.l	100%[1]	Italy
Ellomay Solar Italy Nineteen S.r.l	100%[1]	Italy
___________________________

1.	Held by Ellomay Luxembourg Holdings S.àr.l.
2.	Held by Ellomay Holdings Talmei Yosef Ltd.
3.	Held by Ellomay Sun Team Ltd.
4.	75% is held by Ellomay Water Plants Holdings (2014) Ltd. and 25% is held by Sheva Mizrakot Ltd., in which Ellomay Water Plants Holdings (2014) Ltd. holds 33.333%.
5.	Held by Ellomay Manara (2014) Ltd.
6.	Wholly-owned by Groen Gas Oude-Tonge B.V.